SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

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(as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

CDEX INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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___________________________________________________________________________

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to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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CDEX INC.
4555 South Palo Verde Road
Suite 125
Tucson, Arizona 85714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear CDEX Inc. Stockholders:

You are cordially invited to attend the fiscal year 2012 Annual Meeting of Stockholders to be held at the CDEX Inc. Headquarters 4555 South Palo Verde Road, Suite 123, Tucson, AZ 85714, on Friday, April 19, 2013, at 9:00 AM, for the following purposes:

(i)	To elect new Directors to the Board.

(ii)	To ratify the appointment of S.E. Clark and Co. as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013.

(iii)	To approve the adoption of the CDEX INC. 2013 Equity Incentive Plan.

(iv)	To conduct an advisory vote on executive compensation.

(v)	To conduct an advisory vote on the frequency of future executive compensation advisory votes.

(vi)	To transact such other business as may properly come before the meeting or any adjournments thereof.

During the meeting we will review the results of the fiscal year ended October 31, 2012, and report on significant aspects of our operations during fiscal year 2013.

The Board of Directors has fixed February 22, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Pursuant to Securities and Exchange Commission regulations, the Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2012 are available online at https://materials.proxyvote.com/12507E

We would appreciate your following the voting instructions contained on your proxy card or completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.  If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS CONTAINED ON YOUR PROXY CARD OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

Jeffrey K. Brumfield
Chairman

March 8, 2013
Tucson, Arizona

CDEX INC.
4555 South Palo Verde Road
Suite 125
Tucson, Arizona 85714

PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of CDEX Inc. (the “Company”) in connection with the solicitation of proxies for use at the fiscal year 2012 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 9:00 AM, local time, April 19, 2013, at the Headquarters of CDEX Inc., 4555 South Palo Verde Road, Suite 123 Tucson, AZ 85714, and at any adjournments thereof.  The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the form of proxy will be first mailed on or about March 8, 2013 to the stockholders of the Company (the “Stockholders”) of record on the Record Date (as defined below).

TO ENSURE A QUORUM AT THE MEETING AND SPARE THE COMPANY THE EXPENSE OF AN ADJOURNMENT, THE BOARD OF DIRECTORS URGES YOU TO FOLLOW THE VOTING INSTRUCTIONS CONTAINED ON YOUR PROXY CARD OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

SHARES ENTITLED TO VOTE

Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy.  If instructions are not given in the proxy, it will be voted (i) for the election as Directors of the nominees listed in this Proxy Statement; (ii) for ratification of the appointment of S.E. Clark and Co. as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013; (iii) To approve the adoption of the CDEX INC. 2013 Equity Incentive Plan; (iv) To conduct an advisory vote on executive compensation, (v) To conduct an advisory vote on the frequency of future executive compensation advisory votes, and (vi) To transact such other business as may properly come before the meeting.  The submission of a signed proxy will not affect a Stockholder’s right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: CDEX Inc., 4555 South Palo Verde Road, Suite 123, Tucson, Arizona 85714, Attn: Board of Directors; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

Only Stockholders of record as of the close of business on February 22, 2013 (the “Record Date”), will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date there were 49,139,668 shares of Common Stock and 6,250 shares of Series A Preferred Stock outstanding.  Each share of Common Stock is entitled to one vote on all matters presented for Stockholder vote. Each share of Series A Preferred Stock is entitled to vote on an as-converted basis with the common stock on all matters presented for Stockholder vote. As of the Record Date, the Series A Preferred Stock outstanding was convertible into 373,132 shares of Common Stock. The affirmative vote of a plurality of the votes of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, duly cast, will be required to elect the directors and the affirmative vote of a majority of the votes of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, duly cast, will be required to ratify the appointment of the Company’s independent auditor and to adopt the CDEX INC. 2013 Equity Incentive Plan .

According to the Bylaws of the Company (the “Bylaws”), the holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business.  If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.  If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Nevada law, the Articles of Incorporation or the Bylaws.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors.  Broker non-votes are not deemed to be present or represented for purposes of determining whether Stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of four members, Jeffrey K. Brumfield, Dr. James G. Stevenson, Jason B. Terrell, M.D., and Norman J. Dawson.  Dr. Terrell and Mr. Dawson are seeking approval to serve as Directors until the Annual Meeting of Stockholders in the year 2016, as set forth below, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Effective December 31, 2012, Messrs. Foglesong, Jenkins and Wren resigned from the Board of Directors. To fill those vacancies in January 2013, the Board of Directors of CDEX Inc. appointed Jason B. Terrell, M.D. and Mr. Norman J. Dawson to serve as members of the Board of Directors.

This change of Board membership did not impact stockholders rights or positions. The new Board members are in compliance with their filings as required by Section 16(a) of the Exchange Act.

Each nominee has consented to serve as a director of the Company if elected.  If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board.  The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

NOMINEES FOR DIRECTOR

The nominees for election to serve for a three-year term are:

Name	Age	Position(s)	Term

Jason B. Terrell, M.D.	32	Director and Medical Director	2013 - 2016

Norman J. Dawson	71	Director	2013 - 2016

Jason B. Terrell, M.D., was appointed to serve as a Director of the Company on January 2, 2013.
•	Dr. Terrell has been the Company’s Medical Director since January 25, 2012.
•	Dr. Terrell has been a corporate Medical Director for Any Lab Test Now©, the largest direct access medical testing franchise in the United States since December 2010.
•	Dr. Terrell has owned and operated multiple medical laboratory testing facilities in the Southwest United States since June 2010.
•	Dr. Terrell earned his Bachelor of Science in Biochemistry from Hardin-Simmons University, graduating Summa Cum Laude and recipient of the Holland Medal of Honor.
•	Dr. Terrell earned his MD from the University of Texas at Houston School of Medicine.
•
Dr. Terrell has served on the Board of Directors for Terrell Oil and Gas Production Company, Inc, a privately held oil and gas exploration, production and operating company since 2007. Dr. Terrell is also the owner of Terrell Property Development, specializing in large multi-family real estate development.

•	Dr. Terrell is the Head of Operations for the United States and Canada of VolitionRx, a publicly traded company, as of March 1, 2013.

Qualifications: Dr. Terrell’s qualifications to serve on our Board include his background as an M.D. as well as his experience in starting up and managing a network of medical laboratories testing facilities gives Dr. Terrell valuable insight into the medical industry, the primary focus of our G4 product line.

Norman J. Dawson was appointed to serve as a Director of the Company on January 17, 2013.
•	From 1999 to 2010, Mr. Dawson was Vice President and General Manager of the Local Area Network and Test & Meter division of Acterna Corporation, a privately held company.
•	Mr. Dawson has been retired since May 2010.
•	From 1998 to 1999, Mr. Dawson was President and COO of Land 5 Corporation, a venture funded start up.

•
From 1990 to 1998, Mr. Dawson was Vice President of Sales of Metacomp, a privately funded company.   Metacomp went through a Chapter 11 bankruptcy.  Mr. Dawson was appointed by the Board to be Metacomp’s President and CEO.  Mr. Dawson managed the company through Chapter 11 bankruptcy which then merged with a publicly traded company (Patriot Scientific) adding value to all the shareholders.

•	Mr. Dawson received a BSEE from the University of Quebec in Montreal.

Qualifications: Mr. Dawson’s qualifications to serve on our Board include his over 48 years of business, sales and marketing as well as executive management experience.  Mr. Dawson’s extensive experience permits him to contribute valuable strategic management and risk assessment insight to CDEX.

The Board recommends that the Stockholders vote FOR the election of the nominees named above as directors of the Company.

The following information is with respect to incumbent directors who are not nominees for election at this Annual Meeting of Stockholders:

Jeffrey K. Brumfield, age 51, has been our Chairman of the Board of Directors and Chief Executive Officer since August 30, 2010.
•
Mr. Brumfield has over 30 years business development experience founding and operating multiple businesses in several industries including: real-estate development, mortgage brokerage business, commercial and residential construction and retail merchandise.

•	Mr. Brumfield has been an investor in CDEX since 2004.
•	Mr. Brumfield is an avid philanthropist and supporter of the Boys and Girls Club of America.
•
Mr. On December 29, 2010, Mr. Brumfield filed a voluntary petition in the United States Bankruptcy Court for the Southern District of California seeking relief under the provisions of Chapter 7 of Title 11 of the United States Code due to personal circumstances unrelated to the Company.

Qualifications: Mr. Brumfield’s Qualifications to serve on our Board include over two decades of business and operational experience in retail, mortgage and real estate industries. His thorough and extensive knowledge of our operations, values and culture as well as a deep understanding of the issues and complexities we face at each level of our business units makes Mr. Brumfield a valuable and qualified director with critical analytical, strategic and risk assessment skills.

James G. Stevenson, PharmD, FASHP, age 55, was appointed to serve as a Director of the Company on December 15, 2010.
•
Dr. Stevenson has been the Chief Pharmacy Officer at the University of Michigan Health System, Professor and Associate Dean for Clinical Sciences at the University of Michigan College of Pharmacy since 1999.

•	Dr. Stevenson serves as the medication safety section editor for the Joint Commission Journal on Quality and Patient Safety.
•
From 1989 to 1991, Dr. Stevenson served as Director of Pharmacy Services at West Virginia University Hospitals and from 1991 to 1999 and was the Director of Pharmacy Services for the 8-hospital Detroit Medical Center/Wayne State University.

•	Dr. Stevenson received his BS Pharmacy and PharmD degrees from Wayne State University.

Qualifications: Dr. Stevenson’s qualifications to serve on our Board include his entire professional career in hospital pharmacy services. It is the area of pharmacy services which is the targeted client focus for our G4 ValiMed product, which gives Dr. Stevenson valuable insight into that industry and which makes Dr. Stevenson a valuable director.

CORPORATE GOVERNANCE

Committees of the Board of Directors

In 2007, the Company’s Board of Directors formed and approved Charters for its Audit Committee, Executive Compensation Committee, and Corporate Governance and Nominating Committee.  The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter bulletin board (“OTCBB”) and are not listed or quoted on a national securities exchange or national quotation system.

Audit Committee

The Audit Committee of the Board of Directors is comprised of all members of the Board and is chaired by James G. Stevenson, an independent director.  The Audit Committee reviews the Company’s 10-Ks each fiscal year and conducts periodic reviews of the Company’s financial structure. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

As the Company is quoted on the OTCBB it is not required to have a financial expert on its Audit Committee.  The Board has determined that we do not have an audit committee financial expert serving on the Audit Committee.

The Committee has reviewed and discussed the financial statements with management and discussed AS 61 matters with the auditors.  The Committee has received the disclosure letter from the auditors per PCAOB requirements and the Committee recommended to the board that the report be included in the annual report on 10-K.

Executive Compensation Committee

All members of the Board are members of the Executive Compensation Committee which is chaired by Jason B. Terrell.  The committee is responsible for establishing and maintaining executive compensation practices designed to encourage company profitability and enhance long-term shareholder value.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised all members of the Board and is Chaired by Norman J. Dawson.  The Committee is responsible for establishing and maintaining corporate governance practices designed to aid the long-term success of CDEX.

Director Independence

As the Company is quoted on the OTCBB it is not subject to any director independence requirements. With the exception of Mr. Brumfield and Dr. Terrell, all of the Company's Board of Directors consists of "independent" directors as independence is defined by the applicable rules of the SEC and the Financial Industry Regulatory Authority (“FINRA”).

Board Meetings

During the last fiscal year ended October 31, 2012, the Board of Directors held six meetings.  The Board also took action by unanimous written consent in lieu of meetings.  Each of the directors is encouraged to attend meetings scheduled and each of the directors attended at least 75% of the meetings of the Board and of the committees on which he served in the aggregate.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of our corporate code of ethics may be obtained, without charge, upon written request to: 4555 South Palo Verde Road, Suite 123, Tucson, Arizona, 85714.  A copy of our code of ethics was included under Item 9 of our Form 10-KSB filed with the SEC on February 13, 2008.  These filings may be viewed online at www.sec.gov.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit financial services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company’s independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services.  In making this determination, the Board of Directors takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks generally when reviewing the Company’s strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board’s risk management oversight includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

The Executive Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Pursuant to the Company’s amended and restated bylaws, the Board in its discretion may elect a Chairman from among its members. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman of the Board is in the best interest of the Company at this time.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth the stock ownership as of March 5, 2013 of: (i) each person known by us, as of the date of this report, to be the beneficial owner of five percent (5%) or more of our common stock, (ii) each executive officer and director, individually, and (iii) our executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown, unless otherwise indicated.

Name And Address Of Beneficial Owner	Position	Amount Of Beneficial Ownership		Percent Of Class (1)

Jeffery K. Brumfield	Executive Officer and Director	12,093,228	(2)	20.6%

Gemini Master Fund, Ltd.	Investor	10,586,791	(3)	19.6%

Jason B. Terrell	Director and Director of Medicine	3,100,000	(4)	6.1%

Stephen A. McCommon	Executive Officer	1,102,526	(5)	2.2%

James G. Stevenson	Director	280,848	(6)	*

Norman J. Dawson	Director	-		*

All directors and officers as a group (4 persons)		16,576,602		32.3%

* Less than 1%

(1)
Computed based upon the total number of shares of Class A common stock, shares of common stock underlying options and shares of common stock underlying warrants held by that person that are exercisable within 60 days of March 5, 2013.

(2)
Based on information known by the Company, this represents 2,313,573 shares of Class A common stock, 1,779,655 shares of Class A common stock issuable upon exercise of a warrant which is exercisable within 60 days of March 5, 2013 and options for 8,000,000 shares of Class A common stock exercisable within 60 days of March 5, 2013.

(3)
Based on information contained in a report on Form 3 with the SEC on November 16, 2012:  The address of Gemini Master Fund, Ltd. (“Gemini”) is c/o GEMINI STRATEGIES LLC, 619 South Vulcan, Suite 203, Encinitas, CA 92024.  The Reporting Persons own a total of 5,600,757 shares of Common Stock.  Gemini also holds 4,986,034 shares of Common Stock issuable upon exercise of a warrant exercisable within 60 days of January 17, 2013.  The number of shares of Common Stock into which the Warrant is exercisable at any point in time is limited, pursuant to the terms of such instrument, to that number of shares of Common Stock which would result in the Reporting Persons having beneficial ownership of 9.9% of the total issued and outstanding shares of Common Stock (the "Ownership Limitation").

(4)
Based on information known by the Company, this represents 1,600,000 shares of Class A common stock and warrants for 1,500,000 shares of Class A common stock exercisable within 60 days of March 5, 2013.

(5)
Based on information known by the Company, this represents 441,263 shares of Class A common stock, warrants for 441,263 shares of Class A common stock exercisable within 60 days of March 5, 2013 and 220,000 options exercisable within 60 days of March 5, 2013.

(6)	Based on information known by the Company, this represents 115,848 shares of Class A common stock and options for 165,000 shares of Class A common stock exercisable within 60 days of March 5, 2013.

EXECUTIVE COMPENSATION

The following table discloses for the periods presented the compensation for the persons who served as our Chief Executive Officer and our two most highly compensated other executive officers (not including the Chief Executive Officer) or significant employee whose total individual compensation exceeded $100,000 for the fiscal years October 31, 2012 and 2011 (the "Named Executives"):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Option Awards (2)	Total

Jeffrey K. Brumfield (1)	2012	$120,000	-	$120,000
Chief Executive Officer and	2011	$125,385	232,462	$357,847
Chairman of the Board of Directors

(1)
Mr. Brumfield was appointed to his position of Chief Executive Officer and Chairman of the Board on August 30, 2010.  During fiscal 2012, Mr. Brumfield was not paid for $20,000 of accrued wages which amount will be settled through the implementation of the Company’s bankruptcy plan.  During fiscal 2011, Mr. Brumfield deferred $50,000 of his salary.  In December 2011, Mr. Brumfield refunded to the Company all of the 2011 salary compensation that he had been paid. At a meeting of the Company’s Board of Directors on January 17, 2013, for his leadership in getting the Company through its bankruptcy proceedings, the Board approved the issuance of options to Mr. Jeffrey K. Brumfield, the Company’s CEO, for 8,000,000 shares with an exercise price of $0.05 a share exercisable for five years from the date of issuance with the understanding that Mr. Brumfield at the same time of this issuance will forfeit the existing options granted under his employment agreement.  At the same meeting the Company’s Board of Directors directed the Company to pay a one-time payment to Mr. Brumfield for $19,500.00 as bonus compensation.

(2)
The amounts included in the "Option Awards" column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation (disregarding forfeiture assumptions).  The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation.  For a discussion of valuation assumptions, see Note 8 of our 2012 Financial Statements.  In January 2011, as a part of his employment agreement, the Company granted Mr. Brumfield 8,000,000 stock options which will vest 1/2 on the effective date of the agreement, and the remaining 1/2 over the next six years subject to the attainment of certain performance goals.

EMPLOYMENT AGREEMENTS

Effective January 21, 2011, the Company entered into an employment agreement with Mr. Brumfield. The agreement provides for an annual salary of $120,000 and the award of 8,000,000 stock options. The options are to vest ½ on the effective date of the agreement and, subject to the attainment of certain performance objectives, ½ over the next six years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses unexercised options held by the Named Executives at October 31, 2012

	Option Awards
NAME	Number of Securities Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date

Jeffrey K. Brumfield	800,000	(1)	0.50	1/21/2017

DIRECTORS COMPENSATION

 For the fiscal year ended October 31, 2012, the Board of Directors did not receive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended October 31, 2012, none of our executive officers served on the board of directors or the compensation committee of any other company whose executive officers also serve on our Board of Directors or our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires certain officers and directors of CDEX, and any persons who own more than ten-percent of the common stock outstanding to file forms reporting their initial beneficial ownership of shares and subsequent changes in that ownership with the SEC. Officers and directors of CDEX, and greater than ten-percent beneficial owners are also required to furnish us with copies of all such Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, we believe that during the fiscal year ended October 31, 2012 all section 16(a) all filing requirements were met.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal years 2008 to 2012 was S.E. Clark & Company.  The Audit Committee of the Board of Directors has re-appointed S.E. Clark & Company  as the Company’s independent registered public accounting firm for the Company’s fiscal year ending October 31, 2013, and the Board is asking stockholders to ratify that selection. Although, current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of S.E. Clark & Company for ratification by stockholders as a matter of good corporate practice. The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of S.E. Clark & Company as auditors, at any time during the 2011 fiscal year, if it deems such change to be in the best interest of the Company. If the stockholders do not ratify the selection of S.E. Clark & Company, the Audit Committee will review the Company’s relationship with S.E. Clark & Company as the Company’s independent registered public accounting firm. A representative of S.E. Clark & Company is expected not to be present at the Annual Meeting.

The Board of Directors recommends a vote to ratify the appointment of S.E. Clark and Co. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ended October 31, 2013.

Fees to Independent Registered Public Account Firm for Fiscal Years 2012 and 2011

The following is a summary of fees billed to us by S.E. Clark and Co., our independent registered public accounting firm, for professional services rendered for the fiscal years ended October 31, 2012 and 2011:

Description	2012	2011

Audit related fees	$26,000	$26,976
All other fees	-	-

Total	$26,000	$26,976

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company’s independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services.  In making this determination, the Board of Directors take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

PROPOSAL NO. 3

APPROVAL OF THE ADOPTION OF THE CDEX INC. 2013 EQUITY INCENTIVE PLAN

Subject to stockholder approval, our Board of Directors has approved the 2013 Equity Incentive Plan (the “2013 Plan”) to replace our 2003 Equity Incentive Plan which lapses in 2013. The 2013 Plan is designed to promote our long-term success and the creation of stockholder value by (a) encouraging our employees, directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, directors and consultants with exceptional qualifications and (c) linking our employees, directors and consultants directly to stockholder interests through increased stock ownership. The 2013 Plan authorizes the issuance of options to purchase shares of common stock and the grant of restricted shares and restricted stock purchase offers.

The following is a summary of material terms of the 2013 Plan. All statements herein are intended only to summarize the 2013 Plan and are qualified in their entirety by reference to the 2013 Plan itself. For a more complete description of the terms of the 2013 Plan, you should read a copy of the 2013 Plan which is set forth in Appendix A.

Summary of the 2013 Equity Incentive Plan

Administration. Administration of the 2013 Plan is carried out by the Board of Directors and the Compensation Committee of the Board of Directors. The Board of Directors may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the 2013 Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended, may grant awards under the 2013 Plan to such employees and may determine all terms of such grants. The Board of Directors may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board of Directors will specify the total number of awards that such officers may award.

Eligibility. Our officers, employees, directors and consultants are eligible to participate in the 2013 Plan. As of March 1, 2013, three officers and employees, two non-employee directors and three consultants were eligible to be considered for the grant of awards under the 2013 Plan.

Maximum Award Limits. Under the 2013 Plan, the maximum number of shares of common stock that may be subject to stock options, restricted shares, and restricted stock purchase offers shall not exceed the 25% of the authorized stock of the Company. To the extent those awards expire, terminate or are cancelled for any reason prior to exercise without the issuance or delivery of such shares, such shares as well as any shares subject to vesting restrictions under the 2003 Stock Incentive Plan on the effective date of the 2013 Plan that are subsequently forfeited, and any reserved shares not issued or subject to outstanding awards under the 2003 Stock Incentive Plan on the effective date of the 2013 Plan will not be counted toward such 25% limit.

Stock Options. The 2013 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (Code) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees. No Recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant), in excess of $100,000.

The Board or the Compensation Committee will select the Recipients who are granted options and, consistent with the terms of the 2013 Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for the accelerated exercisability in the event of the Recipient's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Recipient's service. In the event a Recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the Recipient is not eligible to receive an incentive stock option. Within the limitations of the 2013 Plan, the Board or Compensation Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares. No modification of an option will, without the consent of the Recipient, materially impair his or her rights or obligations under such option. The option price may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, in consideration of services rendered to the company, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender to pledge shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate exercise price, by "net exercise" arrangement, by delivering a full-recourse promissory note, or in any other form that is consistent with applicable laws, regulations and rules. Options may be exercised in accordance with requirements set by the Board or Compensation Committee. The maximum period in which an option may be exercised will be fixed by the Board or Compensation Committee but cannot exceed ten years, and in the event a Recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to such Recipient cannot exceed five years. Options generally will be nontransferable except in the event of the Recipient's death but the Board or Compensation Committee may allow the transfer of non-qualified stock options through a gift or domestic relations order to the Recipient's family members.

Each stock option agreement will set forth the extent to which the Recipient will have the right to exercise the option following the termination of the Recipient's service with us and our subsidiaries, and the right to exercise the option of any executors or administrators of the Recipient's estate or any person who has acquired such option(s) directly from the Recipient by bequest or inheritance. A stock option agreement will typically provide that an option will cease to be exercisable upon the earlier of three months following the Recipient's termination of service with us or our affiliate or the expiration date under the terms of the Recipient's stock option agreement. Upon death or disability, the option exercise period is extended to the earlier of one year from the Recipient's termination of service or the expiration date under the terms of the Recipient's stock option agreement.

Restricted Shares. The Board or Compensation Committee also will select the Recipients who are granted restricted shares or restricted stock purchase offers and, consistent with the terms of the 2013 Plan, will establish the terms of each stock award. A restricted share award may be subject to vesting requirements or transfer restrictions or both, if so provided by the Board or Compensation Committee. Those requirements may include, for example, a requirement that the Recipient complete a specified period of service or that certain performance criteria be achieved. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares. Restricted shares may be issued for consideration determined by the Board or Compensation Committee, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

Adjustment of Shares. Generally, if we merge with or into another corporation, we will provide for full exercisability or vesting and accelerated expiration of outstanding awards or settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards unless the awards are continued if we are the surviving entity, or assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity.

Amendment and Termination. No awards may be granted under the 2013 Plan after the tenth anniversary of the adoption of the 2013 Plan. The Board of Directors may amend or terminate the 2013 Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No termination of the 2013 Plan will affect a Recipient's rights under outstanding awards without the Recipient's consent.

Federal Income Tax Aspects of the 2013 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2013 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder's death. The tax consequences of awards under the 2013 Plan depend upon the type of award and if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally only imposed when the shares received upon exercise are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum time period, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise or, if less, the amount realized on disposition of the shares, over the exercise price paid for the shares. Any further gain or loss realized by the recipient will be treated as short-term or long-term gain depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive awards of restricted stock subject to a vesting requirement generally recognize ordinary income at the time substantial vesting occurs, in an amount equal to the fair market value of the stock at that time minus the amount, if any, paid for the stock. However, a Recipient who receives restricted shares which are not substantially vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the Recipient.

Section 409A. Any deferrals made under the 2013 Plan, including awards granted under the 2013 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. We do not intend to make any awards that are subject to Section 409A during the fiscal year ending October 31, 2013.

RESERVATIONS AGAINST AUTHORIZED STOCK

The following table discloses the reservations against authorized but unissued shares of the Company’s own stock as of March 5, 2013:

As of March 5, 2013
Common Stock

Authorized	300,000,000
Shares outstanding February 12, 2013	49,478,358
Authorized and unissued	250,521,642

Reservations Against Authorized Stock

Stock reserved for preferred stock	(373,132)
Warrants outstanding and warrants to be issued under the Company's Bankruptcy Plan	(41,820,144)
Shares underlying Issued but unexercised options	(8,460,500)
Remaining number of shares expected to be issued under the Company's Bankruptcy Plan	(4,959,251)
Incentive plan remaining authorized grant shares	(65,170,477)

March 5, 2013 number of shares available for issuance	129,738,138

The Board of Directors recommends a vote to approve the adoption of the 2013 Equity Incentive Plan.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory vote, commonly referred to as "say on pay," is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow our shareholders to view the trends in our compensation program and the application of our compensation philosophies for the years presented.

The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed reasonably and fairly to recruit, motivate, retain, and reward our executives for achieving our objectives and goals.

Although this vote is advisory and not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. To be effective, the proposal needs to be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF
THE EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

We are seeking an advisory vote on the frequency with which say-on-pay votes, similar to Proposal No. 4 in this proxy statement, should be held in the future. This advisory vote is commonly referred to as "say on frequency." Shareholders may also abstain from voting on this proposal.

Triennial Recommendation: We recommend that our shareholders select a frequency of three years, or a triennial vote. Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. One of the core principles of our executive compensation program is to ensure management's interests are aligned with our stockholder's interests to support long-term value creation. Accordingly, we recommend a triennial vote, which would allow our executive compensation programs to be evaluated over similar time-frame and in relation to our long-term performance. In addition, a triennial vote will provide us with the time to thoughtfully respond to shareholders' sentiments and implement any necessary changes.

We carefully review changes to our executive compensation program to maintain the consistency of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider shareholders' input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes. Because this proposal is advisory, it will not be binding. However, the Board of Directors values shareholders' opinions and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. To be effective, the proposal needs to be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT "THREE YEARS" ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder of the Company wishing to submit a proposal for action at the Company’s 2013 Annual Meeting of Stockholders and its 2014 Annual Meeting of Stockholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than a reasonable time before the company begins to print and send its proxy materials and must otherwise comply with the rules and regulations of the Commission applicable to stockholder proposals.

ANNUAL REPORT

The Company’s 2012 Annual Report to Stockholders, which includes financial statements, is being made available to the Company’s Stockholders with this Proxy Statement.  The Annual Report is not part of the proxy soliciting material.  Both the Annual report on Form 10-K and the Proxy Statement are available online at
https://materials.proxyvote.com/12507E

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting for action by Stockholders.  If any other matters requiring a vote of the Stockholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies in the accompanying form.  In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.  The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

A list of Stockholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by stockholders who are present.

If you cannot be present in person, you are requested to follow the voting instructions contained on your proxy card or complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for your convenience.

By Order of the Board of Directors,

Jeffrey K. Brumfield
Chairman

March 8, 2013
Tucson, Arizona

CDEX INC.
2013 Equity Incentive Plan

THIS CDEX INC. 2013 EQUITY INCENTIVE PLAN (the "Plan") is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of CDEX Inc. (the “Company”). This Plan is designed to accomplish these objectives by making long-term incentive awards to provide Participants with a direct interest in the growth and performance of the Company.

1.             Definitions.

(a)           "Board" - The Board of Directors of the Company.

(b)           "Code" - The Internal Revenue Code of 1986, as amended.

(c)           "Committee" - The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, or, if no such committee has been designated, the Board.

(d)           "Exchange Act" - The Securities Exchange Act of 1934, as amended from time to time.

(e)           "Fair Market Value" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee.

(f)           "Grant" - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(g)           "Grant Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(h)           "Option" - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an "Optionee."

 (i)           "Participant" - A director, officer, employee or consultant of the Company to whom an Award has been made under the Plan.

(j)            "Restricted Stock Purchase Offer" - A Grant of the right to purchase a specified number of shares of Stock pursuant to a written agreement issued under the Plan.

(k)           “Section 409A” - Section 409A of the Code, and any proposed temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(l)            "Securities Act" - The Securities Act of 1933, as amended from time to time.

(m)           ”Stock" - Authorized and issued or unissued shares of Class A common stock of the Company.

(m)           "Stock Award" - A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2.           Administration. The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.             Eligibility.

(a)           General: The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants of the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company shall comply with the requirements of Rule 16b-3.

 (b)           Incentive Stock Options: Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(c)           Nonstatutory Option: The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a "Nonstatutory Option" or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(d)           Stock Awards and Restricted Stock Purchase Offers: The provisions of this Section 3 shall not apply to any Stock Award or Restricted Stock Purchase Offer under the Plan.

4.             Stock.

(a)           Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

(b)           Number of Shares: Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed Seventy-Five Million (75,000,000) shares. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

 (c)           Reservation of Shares: The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)           Application of Funds:

The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Stock Purchase Agreements will be used for general corporate purposes.

(e)           No Obligation to Exercise: The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

5.             Terms and Conditions of Options. Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve. Option agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(a)           Number of Shares: Each Option shall state the number of shares to which it pertains.

(b)           Exercise Price: Each Option shall state the exercise price, which shall be determined as follows:

(i)           Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("Ten Percent Holder") shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)         (A) Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder and (B) Nonstatutory Stock Options shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant; provided, however, that the Board may issue Nonstatutory Stock Options at a price of less than Fair Market Value if it determines, based upon the opinion of counsel to the Company, that either (A) issuance of such Nonstatutory Stock Options will not subject the Company to Section 409A or (B) the Company is in full compliance with Section 409A as of the date such Nonstatutory Stock Options are granted..

For the purposes of this Section 5(b), the Fair Market Value shall be as determined by the Board in good faith, which determination shall be conclusive and binding; provided, however, that if there is a public market for such Stock, the Fair Market Value per share shall be either (A) the average of the bid and asked prices on the date of grant of the Option, (B) the closing price on the date of grant of the Option, or (C) an average closing price over a period of days ending on such date of grant as long as the grant date and the number of such days has been determined prior to the first day of such period, with reasonable and standard valuation adjustments.  In any event, the determination of Fair Market Value shall comply in all respects with Section 409A and all rules, regulations and guidance promulgated by the Internal Revenue Service with respect thereto.

(c)           Medium and Time of Payment: The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. At the Board’s discretion, should the Company's outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

 (i)          in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)          through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid (i) by Optionee's delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Optionee under the federal tax laws, or (ii) in such other form of consideration permitted by the State of Nevada corporations law as may be acceptable to the Board.

(d)           Term and Exercise of Options: Any Option granted to an employee of the Company shall become exercisable over a period of no longer than five (5) years, and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board or Committee shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted (unless the Grant Agreement shall specify otherwise), and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

(e)           Termination of Status as Employee, Consultant or Director: If Optionee's status as an employee shall terminate for any reason other than Optionee's disability or death, then Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee's personal representative or the person entitled to succeed to the Optionee) shall have the right to exercise the portions of any of Optionee's Incentive Stock Options which were exercisable as of the date of such termination, in whole or in part, no more than three (3) months after such termination (or, in the event of "termination for good cause" as that term is defined in Nevada case law related thereto, or by the terms of the Plan or the Option Agreement or an employment agreement, the Option shall automatically terminate as of the termination of employment as to all shares covered by the Option).

With respect to Nonstatutory Options granted to employees, directors or consultants, the Board may specify such period for exercise (except that in the case of "termination for cause" or removal of a director, the Option shall automatically terminate as of the termination of employment or services as to shares covered by the Option), following termination of employment or services as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment or services. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.

(f)           Disability of Optionee: If an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, the three (3) month period set forth in Section 5(e) shall be a period, as determined by the Board and set forth in the Option, of not less than six months nor more than one year after such termination.

(g)          Death of Optionee: If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee's Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within (i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be more, in the case of a Nonstatutory Option, than the period for exercise following termination of employment or services, or (ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee's death and not previously exercised by the Optionee.

(h)          Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(i)           Recapitalization: Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" by the Company.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(j)           Rights as a Shareholder: An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 5(i) hereof.

(k)           Modification, Acceleration, Extension, and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code and applicable state securities rules. Notwithstanding the provisions of this Section 5(k), no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(l)            Exercise Before Exercise Date: At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee's employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

(m)           Other Provisions: The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities rules, Nevada corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

(n)           Repurchase Agreement: The Board may, in its discretion, require as a condition to the Grant of an Option hereunder, that an Optionee execute an agreement ("Repurchase Agreement") with the Company, in form and substance satisfactory to the Board in its discretion, (i) restricting the Optionee's right to transfer shares purchased under such Option without first offering such shares to the Company or another shareholder of the Company upon the same terms and conditions as provided therein; and (ii) providing that upon termination of Optionee's employment with the Company, for any reason, the Company (or another shareholder of the Company, as provided in the Repurchase Agreement) shall have the right at its discretion (or the discretion of such other shareholders) to purchase and/or redeem all such shares owned by the Optionee on the date of termination of his or her employment at a price equal to: (A) the fair value of such shares as of such date of termination; or (B) if such repurchase right lapses at 20% of the number of shares per year, the original purchase price of such shares, and upon terms of payment permissible under applicable state securities rules; provided that in the case of Options or Stock Awards granted to officers, directors, consultants or affiliates of the Company, such repurchase provisions may be subject to additional or greater restrictions as determined by the Board or Committee.

6.             Stock Awards and Restricted Stock Purchase Offers.

(a)           Types of Grants.

(i)              Stock Award. All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation. All Stock Awards will be made pursuant to the execution of a Stock Award Agreement approved by the Board.

(ii)             Restricted Stock Purchase Offer. A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant's continued association with the Company for a specified time and (ii) other specified conditions as the Board or Committee shall determine, in their sole discretion, consistent with the provisions of the Plan. All Restricted Stock Purchase Offers shall be made pursuant to a Restricted Stock Purchase Offer approved by the Board.

(b)             Conditions and Restrictions. Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement or Restricted Stock Award under a Restricted Stock Purchase Offer may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as "Restricted Stock". Further, with Board or Committee approval, Stock Awards or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards or Restricted Stock Purchase Offers in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement, Restricted Stock Purchase Offer or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of Section 6(c). Dividends or dividend equivalent rights may be extended to and made part of any Stock Award or Restricted Stock Purchase Offer denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

(c)             Cancellation and Rescission of Grants. Unless the Stock Award Agreement or Restricted Stock Purchase Offer specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grant at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement or Restricted Stock Purchase Offer, the Plan and with the following conditions:

(i)            A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

 (ii)         A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's Non-Disclosure Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(d)           Nonassignability.

(i)           Except pursuant to Section 6(e)(iii) and except as set forth in Section 6(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

 (ii)        Where a Participant terminates employment in order to assume a position with a governmental, charitable or educational institution and retains a Grant pursuant to Section 6(e)(ii), the Board or Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a "blind" trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such Awards.

(e)           Termination of Employment. If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards or Restricted Stock Purchase Offers shall be cancelled immediately, unless the Stock Award Agreement or Restricted Stock Purchase Offer provides otherwise:

(i)            Retirement Under a Company Retirement Plan. When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or Committee may permit Stock Awards or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)           Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board or Committee may (A) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (B) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 9 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant's Grants are not in the Company's best interest.

(iii)          Death or Disability of a Participant.

(1)           In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

 (2)          In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)           After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (A) terminate restrictions in Grant Agreements; (B) accelerate any or all installments and rights; and (C) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)           In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

7.             Investment Intent. All Grants under the Plan are intended to be exempt from registration under the Securities Act or registered thereunder on Form S-8 or any other form available for such registration. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (a) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if requested to do so by the Company, the person exercising the rights under the Grant shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

8.             Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (a) increase the number of shares subject to the Plan, (b) decrease the price at which Grants may be granted, (c) materially increase the benefits to Participants, or (d) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (x) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards or Restricted Stock Purchase Offers; (y) the Stock prices related to outstanding Grants; and (z) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

9.             Tax Withholding. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

10.           Availability of Information. During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be exercisable, the Company shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

11.           Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

12.           Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee may be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

13.           Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Nevada and construed accordingly.

14.           Effective and Termination Dates. The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Stock then outstanding. If the Plan is not approved by the holders of a majority of the shares of Stock within one (1) year from the date it is adopted and approved by the Board of Directors of the Company, all stock options granted hereunder shall be deemed non-statutory options. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 8.

15.           Compliance with Code Section 409A. Grants will be allocated and awarded in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the award or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board. The Plan and each agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board. To the extent that a Grant, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

CDEX INC.
Annual Meeting of Stockholders
April 19, 2013 9:00 AM
THIS PROXY IS SOLICITED ON BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and does hereby appoint Jeffrey K. Brumfield and Stephen A. McCommon, and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of CDEX INC. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CDEX INC., to be held at the CDEX INC. Headquarters 4555 South Palo Verde Road, Suite 123, Tucson, AZ 85714, on Friday, April 19, 2013, at 9:00 AM, local time, and at any and all adjournment(s) thereof:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:

1.  Election of Directors

☐	FOR All	☐	WITHHOLD ALL	☐	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Name	Term
01 Jason B. Terrell, M.D.	2013-2016
02 Norman J. Dawson	2013-2016

The Board of  Directors recommends you vote FOR the following proposals:

2.  To ratify the appointment of S.E. Clark & Company as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011

For ☐	Against ☐	Abstain ☐

3.  To approve the adoption of the CDEX INC. 2013 Equity Incentive Plan.

For ☐	Against ☐	Abstain ☐

4. To conduct an advisory vote on executive compensation:

For ☐	Against ☐	Abstain ☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

5. To conduct an advisory vote on the frequency of future executive compensation advisory votes

Annual ☐	Biennial ☐	Triennial ☐

Note:  Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holder s must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by a duly authorized officer.

Signature

Signature, if shares held jointly

Date